Exhibit 99.1

UNITED CONTINENTAL HOLDINGS, INC. ANNOUNCES

FOURTH-QUARTER AND FULL-YEAR 2010 RESULTS

UAL REPORTS FOURTH-QUARTER $160 MILLION NET INCOME EXCLUDING SPECIAL ITEMS,

$325 MILLION NET LOSS ON GAAP BASIS

UAL REPORTS PRO FORMA FULL-YEAR 2010 $1.6 BILLION NET INCOME EXCLUDING SPECIAL ITEMS,

$253 MILLION NET INCOME ON GAAP BASIS

CHICAGO, Jan. 26, 2011 – United Continental Holdings, Inc. (NYSE: UAL) today announced fourth-quarter and pro forma full-year 2010 financial results. UAL results for the fourth quarter include the financial results of its two operating subsidiaries, United Airlines and Continental Airlines. Prior to the merger on Oct. 1, 2010, UAL results only included the financial results of United Airlines. Pro forma results that consolidate the financial results for Continental for periods prior to Oct. 1, 2010, are included for meaningful year-over-year comparisons.

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UAL reported fourth-quarter 2010 net income of $160 million or $0.44 diluted earnings per share excluding $485 million of special items consisting primarily of merger-related costs and other special charges, an improvement of $347 million compared to the pro forma results year-over-year. On a GAAP basis, UAL reported fourth-quarter net loss of $325 million or $1.01 diluted loss per share.

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UAL reported pro forma full-year 2010 net income of $1.6 billion excluding $765 million of special items, resulting in a net margin of 4.8 percent. On a GAAP basis, UAL reported full-year 2010 net income of $253 million.

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UAL consolidated passenger revenue increased 15.8 percent in the fourth quarter of 2010 compared to the pro forma results for the same period in 2009. Fourth-quarter 2010 consolidated passenger revenue per available seat mile (PRASM) increased 11.5 percent compared to the pro forma results year-over-year.

•	UAL ended the year with $8.7 billion in unrestricted cash, cash equivalents and short-term investments.

•	Employees of the combined company earned $224 million in profit sharing for full year 2010.

“Thanks to the hard work of my co-workers, we made a fourth-quarter profit, excluding special items, in a typically weak quarter,” said Jeff Smisek, UAL’s president and chief executive officer. “While making significant progress integrating United and Continental, we never lost focus on running a good operation. We made a solid profit for the year, and we look forward to distributing $224 million in profit sharing to our co-workers on Valentine’s Day.”

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Fourth-Quarter Revenue and Capacity

For the fourth quarter of 2010, UAL total revenue was $8.4 billion, an increase of 15.0 percent compared to the pro forma results for the same period in 2009. Consolidated passenger revenue for the fourth quarter rose 15.8 percent, or $1.0 billion, compared to the pro forma results for the same period in 2009.

Consolidated revenue passenger miles (RPMs) for the fourth quarter of 2010 increased 4.0 percent on a pro forma basis, while capacity (as measured by available seat miles or ASMs) increased 3.8 percent year-over-year on a pro forma basis, resulting in a fourth-quarter consolidated load factor of 82.0 percent.

Consolidated yield for the fourth quarter of 2010 increased 11.3 percent year-over-year on a pro forma basis. Fourth-quarter 2010 consolidated PRASM increased 11.5 percent compared to the pro forma results for the same period of 2009.

Mainline RPMs in the fourth quarter of 2010 increased 3.5 percent on a mainline capacity increase of 3.4 percent year-over-year on a pro forma basis, resulting in a fourth-quarter mainline load factor of 82.7 percent. Mainline yield for the fourth quarter of 2010 increased 12.4 percent over the pro forma results for the same period in 2009. Fourth-quarter 2010 mainline PRASM increased 12.5 percent year-over-year on a pro forma basis.

“The great service our co-workers delivered to our customers resulted in strong fourth-quarter revenue performance,” said Jim Compton, UAL’s executive vice president and chief revenue officer. “With our focus on the customer, operational performance and capacity discipline, we look forward to improving our revenue performance as we integrate the two networks.”

Passenger revenue for the fourth quarter of 2010 and period-to-period comparisons of related pro forma statistics for UAL’s mainline and regional operations are as follows:

	4Q 2010 Passenger Revenue (millions)	Passenger Revenue vs. 4Q 2009	PRASM vs. 4Q 2009	Yield vs. 4Q 2009	ASM vs. 4Q 2009

Domestic	$3,005	9.3%	9.4%	8.9%	(0.1%)

Atlantic	1,293	17.0%	8.0%	11.7%	8.3%
Pacific	1,093	33.8%	26.4%	20.8%	5.9%
Latin America	548	26.0%	15.7%	18.2%	8.9%

International	$2,934	24.5%	15.8%	16.0%	7.5%

Mainline	$5,939	16.3%	12.5%	12.4%	3.4%
Regional	1,471	13.9%	6.7%	5.5%	6.8%

Consolidated	$7,410	15.8%	11.5%	11.3%	3.8%

Cargo revenue in the fourth quarter of 2010 increased 13.6 percent, or $37 million, year-over-year on a pro forma basis driven by an increase in fuel surcharges and strength in yields.

Other revenue in the fourth quarter of 2010 increased 8.0 percent, or $53 million, year-over-year on a pro forma basis driven by continued growth in ancillary revenue.

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Fourth-Quarter Costs

Total consolidated expenses for the fourth quarter of 2010, excluding special items, increased $740 million or 10.2 percent compared to the pro forma results for the fourth quarter of 2009, of which $438 million was due to higher fuel costs. Fourth-quarter 2010 consolidated expenses, excluding fuel, profit-sharing programs and special items, increased $317 million or 6.1 percent year-over-year on a pro forma basis on 3.8 percent higher capacity. Total consolidated expenses increased $1.1 billion or 15.0 percent compared to the pro forma results for the fourth quarter of 2009.

Consolidated costs per available seat mile (CASM), excluding special items, increased 6.1 percent and mainline CASM, excluding special items, increased 6.3 percent in the fourth quarter of 2010 compared to the pro forma results for the same period last year. Fourth-quarter 2010 consolidated and mainline CASM increased 10.9 and 12.3 percent year-over-year on a pro forma basis, respectively.

On a pro forma basis, consolidated fuel prices, excluding the impact of hedges, for the fourth quarter of 2010 increased 17.6 percent compared to the fourth quarter of 2009, while consolidated fuel consumption increased 3.3 percent year-over-year on a pro forma basis.

In the fourth quarter, consolidated CASM excluding special items and holding fuel rate and profit sharing constant increased 1.0 percent and mainline CASM excluding special items and holding fuel rate and profit sharing constant increased 1.1 percent compared to the pro forma results for the same period of 2009. Fourth quarter 2010 includes $130 million of expense related to the execution of the trans-Atlantic joint venture for the first nine months of 2010.

“Our fourth quarter results demonstrate the great job our entire team did operating efficiently and controlling costs despite numerous challenges throughout the quarter,” said Zane Rowe, UAL’s executive vice president and chief financial officer. “We remain focused on achieving our goal of sustained profitability and this quarter’s results are another step in the right direction.”

Fourth-Quarter Liquidity

UAL ended the year with $8.7 billion in unrestricted cash, cash equivalents and short-term investments. During the fourth quarter, the company generated approximately $106 million of operating cash flow, made scheduled debt and net capital lease payments of $527 million and had gross capital expenditures of $257 million. In October 2010, Continental issued $427 million of enhanced equipment trust certificates securities at a blended annual interest rate of 4.88 percent. During the quarter, $175 million of Continental convertible debt was converted into UAL equity. In addition, the company pre-paid $148 million of debt in January of 2011.

Merger Integration

Since closing the merger on Oct. 1, 2010, United and Continental continued to make significant progress integrating the two carriers. The company has already repainted more than 200 aircraft in the new United livery, selected key technology platforms and begun the process of integrating information technology systems, and continued to co-locate check-in and ticket counter facilities to streamline operations that began when Continental joined Star Alliance in 2009. The carriers are now co-located at 22 airports, including the company’s hubs at Chicago, Denver, Houston, Narita and New York/Newark Liberty. The carriers also made strides to align several employee programs, announcing new on-time incentive and perfect attendance programs.

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Notable 2010 Accomplishments

•	On Oct. 1, 2010, a wholly owned subsidiary of United Continental Holdings, Inc. merged with Continental, creating a world-class global airline.

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Based on preliminary numbers, UAL anticipates that its carriers will lead their network peers in on time performance for domestic scheduled flights. For the calendar year 2010, United recorded an on-time arrival rate (flights arriving within 14 minutes of scheduled arrival time) as measured by the U.S. Department of Transportation (DOT) for U.S. domestic scheduled flights of 85.2 percent and a systemwide mainline segment completion factor of 98.5 percent. Continental recorded an on-time arrival rate as measured by DOT of 81.4 percent for U.S. domestic scheduled flights and a systemwide mainline segment completion factor of 99.0 percent for the year.

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United expanded its worldwide network by launching service to Africa with daily nonstop flights between Washington Dulles and Accra, Ghana, with continuing service to Lagos, Nigeria. Continental inaugurated service between New York/Newark and Munich and between Orange County and Hawaii, and announced new flights to Auckland, New Zealand and Lagos, Nigeria, from its Houston hub and service between New York/Newark and Cairo, Egypt.

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The airlines continued to reconfigure their international aircraft with new lie-flat seats in first and business class. United has now reconfigured 53 of 91 aircraft (21 767s, eight 777s and 24 747s) in its international widebody fleet. Continental installed new BusinessFirst seats on its Boeing 777 and 757 aircraft, with 55 of 63 international aircraft (22 777s and 33 757s) now complete. Continental also continued its DIRECTV® installation, with the service now offered on 165 narrowbody aircraft.

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The company bolstered its industry leading aircraft order book. United executed definitive agreements with Airbus for 25 Airbus A350 XWBs and with Boeing for 25 Boeing 787s. Continental placed into service 13 new fuel-efficient Boeing aircraft, leased three used Boeing 757-300s and removed from service three older, less efficient Boeing 737-300s.

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The airlines introduced new products that offer travelers the option of customizing their travel experience with services they value, including Continental’s extra legroom seating and FareLock and United’s premium meal offerings on certain flights.

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Continental concluded agreements on four new labor contracts including two with the International Brotherhood of Teamsters representing Continental’s aircraft maintenance technicians and fleet service employees and two with the Transport Workers Union representing Continental’s dispatchers and simulator engineers. In addition, in January 2011, the company reached a tentative agreement with the International Association of Machinists representing Continental’s flight attendants.

•	Employees of the combined company earned cash incentive payments for operational performance totaling $67 million during 2010.

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United demonstrated continued commitment to the advancement of alternative fuels by completing the first flight by a U.S. commercial airline using natural gas synthetic jet fuel, and became the first airline to conduct two trans-Atlantic flights using state-of-the-art flight planning to demonstrate the potential for fuel savings and carbon emission reductions.

About United Continental Holdings, Inc.

United Continental Holdings, Inc. (NYSE: UAL) is the holding company for both United Airlines and Continental Airlines. Together with United Express, Continental Express and Continental Connection, these airlines operate a total of approximately 5,675 flights a day to 372 airports on six continents from their hubs in Chicago, Cleveland, Denver, Guam, Houston, Los Angeles, New York/Newark Liberty, San Francisco, Tokyo and Washington, D.C. United and Continental are members of Star Alliance, which offers more than 21,000 daily flights to 1,160 airports in 181 countries worldwide through its 27 member airlines. United’s and Continental’s more than 80,000 employees reside in every U.S. state and in many countries around the world. For more information about United Continental Holdings, Inc., go to unitedcontinentalholdings.com. For more information about the airlines, see united.com and continental.com, and follow each company on Twitter and Facebook.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this release are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements which do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aviation fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aviation fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; the costs associated with security measures and practices; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors of Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC. Consequently, forward-looking statements should not be regarded as representations or warranties by us that such matters will be realized.

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UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

STATEMENT OF CONSOLIDATED OPERATIONS (UNAUDITED)

REFLECTS PRO-FORMA CONSOLIDATED RESULTS FOR UAL AND CONTINENTAL AIRLINES FOR PERIODS PRIOR TO MERGER CLOSE

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
	2010	2009	Increase/ (Decrease)	2010	2009	Increase/ (Decrease)
(In millions, except per share data)	Actual	Pro Forma		Pro Forma	ProForma
Operating Revenue:
Passenger:
Mainline	$5,939	$5,107	16.3%	$23,928	$20,223	18.3%
Regional	1,471	1,292	13.9%	5,973	4,874	22.5%

Total Passenger Revenue	7,410	6,399	15.8%	29,901	25,097	19.1%
Cargo	310	273	13.6%	1,160	902	28.6%
Other	713	660	8.0%	2,952	2,609	13.1%

Total Operating Revenue	8,433	7,332	15.0%	34,013	28,608	18.9%

Operating Expenses:
Aircraft fuel	2,459	1,942	26.6%	9,558	7,201	32.7%
Salaries and related costs	1,822	1,743	4.5%	7,489	6,944	7.8%
Regional capacity purchase	602	589	2.2%	2,420	2,349	3.0%
Landing fees and other rentals	511	456	12.1%	1,978	1,872	5.7%
Depreciation and amortization	403	422	(4.5%)	1,544	1,545	(0.1%)
Aircraft maintenance materials and outside repairs	386	380	1.6%	1,496	1,540	(2.9%)
Distribution costs	338	300	12.7%	1,387	1,207	14.9%
Aircraft rentals	256	254	0.8%	1,021	1,056	(3.3%)
Merger-related costs and special charges	482	172	NM	716	490	NM
Other	1,256	1,146	9.6%	4,586	4,421	3.7%

Total Operating Expenses	8,515	7,404	15.0%	32,195	28,625	12.5%

Operating Income (Loss)	(82)	(72)	13.9%	1,818	(17)	NM

Nonoperating Income (Expense):
Interest expense	(258)	(242)	6.6%	(1,046)	(892)	17.3%
Interest capitalized	8	10	(20.0%)	32	43	(25.6%)
Interest income	7	6	16.7%	21	31	(32.3%)
Other, net	—	28	(100.0%)	24	62	(61.3%)

Total Nonoperating Expense	(243)	(198)	22.7%	(969)	(756)	28.2%

Income (Loss) before Income Taxes and Equity in Earnings of Affiliates	(325)	(270)	20.4%	849	(773)	NM
Income Tax Expense (Benefit)	1	(3)	NM	—	(49)	(100.0%)

Income (Loss) before Equity in Earnings of Affiliates	(326)	(267)	22.1%	849	(724)	NM
Equity in Earnings of Affiliates	1	1	0.0%	5	6	(16.7%)

Net Income (Loss)	($325)	($266)	22.2%	$854	($718)	NM

Earnings (Loss) per share, basic	($1.01)	($0.85)	18.8%	$2.69	($2.51)	NM

Earnings (Loss) per share, diluted	($1.01)	($0.85)	18.8%	$2.35	($2.51)	NM

Weighted average shares, basic	322	312	3.2%	317	286	10.8%
Weighted average shares, diluted	322	312	3.2%	378	286	32.2%

NM	Not meaningful.

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UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

STATEMENT OF CONSOLIDATED OPERATIONS (UNAUDITED)

GAAP RESULTS - REFLECTS UAL STANDALONE RESULTS FOR PERIODS PRIOR TO MERGER CLOSE

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
(In millions, except per share data)	Actual	Actual	Actual	Actual
Operating Revenue:
Passenger:
Mainline	$5,939	$2,860	$16,069	$11,313
Regional	1,471	765	4,229	2,884

Total Passenger Revenue	7,410	3,625	20,298	14,197
Cargo	310	166	832	536
Other	713	402	2,099	1,602

Total Operating Revenue	8,433	4,193	23,229	16,335

Operating Expenses:
Aircraft fuel	2,459	1,112	6,687	4,204
Salaries and related costs	1,822	974	5,002	3,919
Regional capacity purchase	602	388	1,812	1,523
Landing fees and other rentals	511	257	1,307	1,011
Depreciation and amortization	403	232	1,079	917
Aircraft maintenance materials and outside repairs	386	247	1,115	965
Distribution costs	338	165	912	670
Aircraft rentals	256	81	500	346
Merger-related costs and special charges	482	124	669	374
Other	1,256	687	3,170	2,567

Total Operating Expenses	8,515	4,267	22,253	16,496

Operating Income (Loss)	(82)	(74)	976	(161)

Nonoperating Income (Expense):
Interest expense	(258)	(162)	(798)	(577)
Interest capitalized	8	2	15	10
Interest income	7	4	15	19
Other, net	—	18	42	37

Total Nonoperating Expense	(243)	(138)	(726)	(511)

Income (Loss) before Income Taxes and Equity in Earnings of Affiliates	(325)	(212)	250	(672)
Income Tax Expense (Benefit)	1	29	—	(17)

Income (Loss) before Equity in Earnings of Affiliates	(326)	(241)	250	(655)
Equity in Earnings of Affiliates	1	1	3	4

Net Income (Loss)	($325)	($240)	$253	($651)

Earnings (Loss) per share, basic	($1.01)	($1.44)	$1.22	($4.32)

Earnings (Loss) per share, diluted	($1.01)	($1.44)	$1.08	($4.32)

Weighted average shares, basic	322	167	207	151
Weighted average shares, diluted	322	167	253	151

NM	Not meaningful.

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UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

CONSOLIDATED NOTES (UNAUDITED)

(A)	United Continental Holdings, Inc. (NYSE: UAL) is a holding company and its principal, wholly owned subsidiaries are United Air Lines, Inc. (“United”) and, effective October 1, 2010, Continental Airlines, Inc. (“Continental”). Continental became a subsidiary of UAL as a result of a merger transaction. As a consequence of the merger, UAL Corporation changed its name to United Continental Holdings, Inc. Included in this investor release are pro forma financial statements for the combined company from first quarter 2009 through third quarter 2010. The pro forma financial statements have been prepared based upon assumptions outlined in our Investor Update filed with our Form 8-K dated November 22, 2010. Pro forma results updated to include revised estimates of purchase accounting adjustments, will be included in the Company’s annual 10-K filing. These pro forma financial statements have been adjusted to reflect new income statement classifications, as well as estimates of the impact of the acquisition method of accounting on earnings.

(B)	Special items include the following:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
(In millions)	Actual	Pro Forma	Pro Forma	Pro Forma
Merger-related costs	$493	$—	$594	$—

Intangible asset impairments	29	12	29	162
Aircraft and spare parts impairments	24	110	142	182

Total impairments	53	122	171	344
LAX municipal bond litigation	—	—	—	27
Lease termination and other special charges	—	50	15	119
Reversal of income tax valuation allowance	(64)	—	(64)	—

Total merger-related costs and special charges	482	172	716	490

Severance	—	10	1	33
Employee benefit adjustments	—	(2)	—	(35)
(Gain) Loss on asset sales	—	—	15	(11)
Accelerated depreciation related to early asset retirement	—	10	13	48
Operating non-cash net mark-to-market (“MTM”) (gains) losses on undesignated fuel hedges	14	(65)	32	(586)

Total special items operating impact	496	125	777	(61)

Non-operating non-cash net MTM (gains) on undesignated fuel hedges	—	(38)	—	(279)

Total special items impact on net income before taxes	496	87	777	(340)
Income tax benefit	(11)	(8)	(12)	(54)

Special items, net of tax	$485	$79	$765	($394)

(C)	Income taxes for the three months ended December 31, 2010, consisted primarily of $11 million of tax benefit related to the impairment of certain indefinite lived intangible assets and $12 million of state and other income tax expense. Effective tax rates differ from the federal statutory rate of 35% primarily due to the following: changes in the valuation allowance, expenses that are not deductible for federal income tax purposes and state income taxes. We are required to provide a valuation allowance for our deferred tax assets in excess of deferred tax liabilities because UAL concluded that it is more likely than not that such deferred tax assets will ultimately not be realized. As a result, pre-tax losses for the three and twelve months ending December 31, 2009 and the three months ending December 31, 2010 were not reduced by any tax benefits except for certain tax benefits resulting from the disposal and impairment of indefinite-lived intangible assets. Conversely, we also did not record any provision for income taxes on our pre-tax income for the twelve months ending December 31, 2010 because we utilized a portion of the net operating loss carryforwards for which we had not previously recognized a benefit.

The pro forma results for three and twelve months ended December 31, 2009 include $32 million of income tax benefit to reflect the intraperiod tax allocation between loss from continuing operations and other comprehensive income.

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UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

CONSOLIDATED NOTES (UNAUDITED)

(D)	UAL’s results of operations include aircraft fuel expense for both mainline and regional jet operations.

	Year-Over-Year Impact of Fuel Expense
	United Mainline and Regional Affiliates Operations
(In millions, except per gallon)	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
	2010	2009	Increase/	2010	2009	Increase/
	Actual	Pro Forma	(Decrease)	Pro Forma	Pro Forma	(Decrease)
Total mainline fuel expense	$1,989	$1,557	27.7%	$7,760	$5,872	32.2%
Exclude impact of non-cash net MTM gains (losses)	(14)	65	NM	(32)	586	NM

Mainline fuel expense excluding MTM impact	1,975	1,622	21.8%	7,728	6,458	19.7%
Add: Regional fuel expense	470	385	22.1%	1,798	1,329	35.3%

Consolidated fuel expense excluding MTM impact	2,445	2,007	21.8%	9,526	7,787	22.3%
Exclude impact of fuel hedge settlements	18	21	(14.3%)	(93)	(458)	(79.7%)

Consolidated fuel expense excluding hedge impacts (a) (b)	$2,463	$2,028	21.4%	$9,433	$7,329	28.7%

Mainline fuel consumption (gallons)	818	796	2.8%	3,333	3,337	(0.1%)
Mainline average jet fuel price per gallon (cents)	243.2	195.6	24.3%	232.8	176.0	32.3%
Mainline average jet fuel price per gallon excluding non-cash net MTM impact (cents)	241.4	203.8	18.4%	231.9	193.5	19.8%
Mainline average jet fuel price per gallon excluding fuel hedge impacts (cents)	243.6	206.4	18.0%	229.1	179.8	27.4%

Regional fuel consumption (gallons)	183	173	5.8%	739	682	8.4%
Regional average jet fuel price per gallon (cents)	256.8	222.5	15.4%	243.3	194.9	24.8%

Consolidated consumption (gallons)	1,001	969	3.3%	4,072	4,019	1.3%
Consolidated average jet fuel price per gallon (cents)	245.7	200.4	22.6%	234.7	179.2	31.0%
Consolidated average jet fuel price per gallon excluding non-cash net MTM impact (cents)	244.3	207.1	18.0%	233.9	193.8	20.7%
Consolidated average jet fuel price per gallon excluding fuel hedge impacts (cents)	246.1	209.3	17.6%	231.7	182.4	27.0%

(a)	See Note (F) for further information related to fuel hedging and non-GAAP measures.
(b)	Beginning April 1, 2010, UAL designated substantially all of its outstanding fuel derivative contracts as cash flow hedges under GAAP. As of December 31, 2010, UAL has recognized $254 million of accumulated other comprehensive gains on its balance sheet for these designated hedges.

(E)	UAL has contractual relationships with various regional carriers to provide regional jet and turboprop service branded as United Express and Continental Express. Under these agreements, UAL pays the regional carriers contractually agreed fees for crew expenses, maintenance expenses and other costs of operating these flights. These costs include aircraft rent of $160 million for the three months ended December 31, 2010, of which $106 million and $54 million is included in regional capacity purchase expense and aircraft rentals, respectively, in our Statements of Consolidated Operations.

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UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

CONSOLIDATED NOTES (UNAUDITED)

(F)	Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL also believes that adjusting for special items, and other items unusual or infrequent in nature, is useful to investors because they are non-recurring items not indicative of UAL’s on-going performance. UAL began to apply cash flow hedge accounting effective April 1, 2010. Prior to the designation of fuel hedge instruments as cash flow hedges, MTM gains and losses were immediately recognized in fuel expense. UAL believes that the net fuel hedge adjustments provide management and investors with a better perspective of its performance and comparison to its peers because the adjustments reflect the economic fuel cost during the periods presented and many of our peers apply cash flow hedge accounting.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
(in millions)	Actual	Pro Forma	Pro Forma	Pro Forma
Consolidated Operating Expenses	$8,515	$7,404	$32,195	$28,625
Special items:
Merger-related costs	(493)	—	(594)	—
Impairments	(53)	(122)	(171)	(344)
Other special charges	64	(68)	20	(181)
Non-cash net fuel MTM impact	(14)	65	(32)	586

Consolidated operating expenses, excluding special items	8,019	7,279	31,418	28,686
Consolidated fuel expense (excluding non-cash net MTM impact)	(2,445)	(2,007)	(9,526)	(7,787)
Profit sharing programs, including taxes	(13)	(28)	(290)	(28)

Consolidated operating expenses, excluding fuel, profit- sharing programs and special items	$5,561	$5,244	$21,602	$20,871

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
(in millions)	Actual	Pro Forma	Pro Forma	Pro Forma
Net Income (Loss)	($325)	($266)	$854	($718)
Special items:
Merger-related costs	493	—	594	—
Impairments	53	122	171	344
Other special charges	(64)	68	(20)	181
Non-cash net fuel MTM impact	14	(103)	32	(865)
Less: income tax benefit	(11)	(8)	(12)	(54)

Net Income (Loss), excluding special items	$160	($187)	$1,619	($1,112)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	Actual	Pro Forma	Pro Forma	Pro Forma
Diluted earnings (loss) per share	($1.01)	($0.85)	$2.35	($2.51)
Special Items:
Merger-related costs	1.53	—	1.57	—
Impairments	0.16	0.39	0.45	1.20
Other special charges	(0.20)	0.22	(0.05)	0.63
Non-cash net fuel MTM impact	0.04	(0.33)	0.08	(3.02)
Income tax benefit	(0.03)	(0.03)	(0.03)	(0.19)
Impact of dilution	(0.05)	—	(0.07)	—

Diluted earnings (loss) per share, excluding special items	$0.44	($0.60)	$4.30	($3.89)

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UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

NON-GAAP FINANCIAL MEASURES

	Three Months Ended December 31,		%	Twelve Months Ended December 31,		%
	2010	2009	Increase/	2010	2009	Increase/
	Actual	Pro Forma	(Decrease)	Pro Forma	Pro Forma	(Decrease)
CASM Mainline Operations (cents)
Cost per available seat mile (CASM)	13.02	11.59	12.3%	12.00	10.69	12.3%
Less: Special items	(0.92)	(0.21)	338.1%	(0.35)	0.04	NM

CASM, excluding special items	12.10	11.38	6.3%	11.65	10.73	8.6%
Less: Fuel cost per available seat mile	(3.65)	(3.10)	17.7%	(3.51)	(2.94)	19.4%

CASM, excluding special items and fuel	8.45	8.28	2.1%	8.14	7.79	4.5%
Less: Profit sharing cost per available seat mile	(0.03)	(0.06)	(50.0%)	(0.13)	(0.01)	NM

CASM, excluding special items, fuel and profit sharing	8.42	8.22	2.4%	8.01	7.78	3.0%
Add: Profit sharing held constant at prior year expense per available seat mile	—	0.06	NM	—	0.01	NM
Add: Current year fuel cost at prior year fuel price per available seat mile	3.08	—	NM	2.93	—	NM
Add: Prior year fuel cost per available seat mile	—	3.10	NM	—	2.94	NM

CASM, holding fuel and profit sharing constant and excluding special items	11.50	11.38	1.1%	10.94	10.73	2.0%

CASM Consolidated Operations (cents)
Cost per available seat mile (CASM)	13.68	12.34	10.9%	12.72	11.43	11.3%
Less: Special items	(0.80)	(0.20)	300.0%	(0.31)	0.02	NM

CASM, excluding special items	12.88	12.14	6.1%	12.41	11.45	8.4%
Less: Fuel cost per available seat mile	(3.93)	(3.35)	17.3%	(3.76)	(3.10)	21.3%

CASM, excluding special items and fuel	8.95	8.79	1.8%	8.65	8.35	3.6%
Less: Profit sharing cost per available seat mile	(0.02)	(0.05)	(60.0%)	(0.11)	(0.02)	450.0%

CASM, excluding special items, fuel and profit sharing	8.93	8.74	2.2%	8.54	8.33	2.5%
Add: Profit sharing held constant at prior year expense per available seat mile	—	0.05	NM	—	0.02	NM
Add: Current year fuel cost at prior year fuel price per available seat mile	3.33	—	NM	3.12	—	NM
Add: Prior year fuel cost per available seat mile	—	3.35	NM	—	3.10	NM

CASM, holding fuel and profit sharing constant and excluding special items	12.26	12.14	1.0%	11.66	11.45	1.8%

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UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

STATISTICS

	Three Months Ended December 31,		%		Twelve Months Ended December 31,		%
	2010	2009	Increase/		2010	2009	Increase/
	Actual	Pro Forma	(Decrease)		Pro Forma	Pro Forma	(Decrease)
Mainline Operations:
Passengers (thousands)	24,417	24,199	0.9%		99,452	101,751	(2.3%)
Revenue passenger miles (millions)	44,750	43,240	3.5%		184,580	180,404	2.3%
Available seat miles (millions)	54,104	52,333	3.4%		220,060	220,303	(0.1%)
Cargo ton miles (millions)	755	760	(0.7%)		3,002	2,552	17.6%

Passenger load factor
Mainline	82.7%	82.6%	0.1	pts.	83.9%	81.9%	2.0	pts.
Domestic	83.8%	83.5%	0.3	pts.	84.9%	84.1%	0.8	pts.
International	81.5%	81.6%	(0.1	) pts.	82.8%	79.3%	3.5	pts.

Passenger revenue per available seat mile (cents)	10.98	9.76	12.5%		10.87	9.18	18.4%
Total revenue per available seat mile (cents)	12.87	11.54	11.5%		12.74	10.77	18.3%
Average yield per revenue passenger mile (cents)	13.27	11.81	12.4%		12.96	11.21	15.6%
Average fare per passenger	$243.23	$211.04	15.3%		$240.60	$198.75	21.1%

Cost per available seat mile (CASM) (cents):
CASM (a)	13.02	11.59	12.3%		12.00	10.69	12.3%
CASM, excluding special items	12.10	11.38	6.3%		11.65	10.73	8.6%
CASM, excluding special items and fuel	8.45	8.28	2.1%		8.14	7.79	4.5%
CASM, excluding special items, fuel and profit sharing (b)	8.42	8.22	2.4%		8.01	7.78	3.0%
CASM, holding fuel rate and profit sharing constant, excluding special items and non-cash net MTM impact (b)	11.50	11.38	1.1%		10.94	10.73	2.0%

Average price per gallon of jet fuel (cents) (c)	243.2	195.6	24.3%		232.8	176.0	32.3%
Average price per gallon of jet fuel excluding non-cash net MTM impact (cents) (b)	241.4	203.8	18.4%		231.9	193.5	19.8%
Average price per gallon of jet fuel excluding fuel hedge impact (cents) (b)	243.6	206.4	18.0%		229.1	179.8	27.4%
Fuel gallons consumed (millions)	818	796	2.8%		3,333	3,337	(0.1%)

Aircraft in fleet at end of period	710	697	1.9%		710	697	1.9%
Average stage length (miles) (d)	1,777	1,721	3.3%		1,792	1,715	4.5%
Average daily utilization of each aircraft (hours)	10:24	10:26	(0.3%)		10:46	10:43	0.5%

(a)	Includes impact of merger-related costs and special items.
(b)	These financial measures provide management and investors the ability to monitor the Company’s performance on a consistent basis.
(c)	Fuel price per gallon includes aircraft fuel and related taxes.
(d)	Average stage length equals the average distance a seat travels adjusted for size of aircraft (available seat miles/seats).

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UNITED CONTINENTAL HOLDINGS, INC. AND SUBSIDIARIES (Formerly UAL Corporation)

STATISTICS (Continued)

	Three Months Ended December 31,		%		Twelve Months Ended December 31,		%
	2010	2009	Increase/		2010	2009	Increase/
	Actual	Pro Forma	(Decrease)		Pro Forma	Pro Forma	(Decrease)
Regional Affiliates:
Passengers (thousands)	11,316	10,774	5.0%		46,098	42,581	8.3%
Revenue passenger miles (millions)	6,337	5,874	7.9%		25,961	23,082	12.5%
Available seat miles (millions)	8,160	7,643	6.8%		33,034	30,126	9.7%
Passenger load factor	77.7%	76.9%	0.8	pts.	78.6%	76.6%	2.0	pts.
Passenger revenue per available seat mile (cents)	18.03	16.90	6.7%		18.08	16.18	11.7%
Average yield per revenue passenger mile (cents)	23.21	22.00	5.5%		23.01	21.12	8.9%
Aircraft in fleet at end of period	552	556	(0.7%)		552	556	(0.7%)
Average stage length (miles) (d)	528	505	4.6%		528	499	5.8%

Consolidated Operations (Mainline and Regional Affiliates):
Passengers (thousands)	35,733	34,973	2.2%		145,550	144,332	0.8%
Revenue passenger miles (millions)	51,087	49,114	4.0%		210,541	203,486	3.5%
Available seat miles (millions)	62,264	59,976	3.8%		253,094	250,429	1.1%
Passenger load factor	82.0%	81.9%	0.1	pts.	83.2%	81.3%	1.9	pts.
Passenger revenue per available seat mile (cents)	11.90	10.67	11.5%		11.81	10.02	17.9%
Total revenue per available seat miles (cents)	13.54	12.22	10.8%		13.44	11.42	17.7%
Average yield per revenue passenger mile (cents)	14.50	13.03	11.3%		14.20	12.33	15.2%

CASM (a)	13.68	12.34	10.9%		12.72	11.43	11.3%
CASM, excluding special items	12.88	12.14	6.1%		12.41	11.45	8.4%
CASM, excluding special items and fuel	8.95	8.79	1.8%		8.65	8.35	3.6%
CASM, excluding special items, fuel and profit sharing (b)	8.93	8.74	2.2%		8.54	8.33	2.5%
CASM, holding fuel rate and profit sharing constant and excluding special items (b)	12.26	12.14	1.0%		11.66	11.45	1.8%

Average price per gallon of jet fuel (cents) (c)	245.7	200.4	22.6%		234.7	179.2	31.0%
Average price per gallon of jet fuel excluding non-cash net MTM impact (cents) (c)	244.3	207.1	18.0%		233.9	193.8	20.7%
Average price per gallon of jet fuel excluding fuel hedge impacts (cents) (c)	246.1	209.3	17.6%		231.7	182.4	27.0%
Fuel gallons consumed (millions)	1,001	969	3.3%		4,072	4,019	1.3%
Average full-time equivalent employees (thousands)	80.8	81.7	(1.1%)		81.5	83.6	(2.5%)

(a)	Includes impact of merger-related costs and special items.
(b)	These financial measures provide management and investors the ability to monitor the Company’s performance on a consistent basis.
(c)	Fuel price per gallon includes aircraft fuel and related taxes.
(d)	Average stage length equals the average distance a seat travels adjusted for size of aircraft (available seat miles/seats).

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